Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168507 and 333-166923 on Form S-8 and No. 333-167111 on Form S-1 of our report dated March 15, 2012, relating to the consolidated financial statements of Accuride Corporation and subsidiaries, and the effectiveness of Accuride Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Accuride Corporation for the year ended December 31, 2011.

/s/DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 15, 2012